UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
500 Office Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 4.02 NON-RELIANCE ON PERVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT

In connection with the filing of Maui Land and Pineapple Company, Inc.’s (“MLP” or the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”), the Company received a Securities and Exchange Commission (“SEC”) comment letter issued in the ordinary course of the SEC’s review of the Company’s periodic filings. The letter questioned the reporting of approximately $1.6 million in operating revenue in the Land Development and Sales business segment due to the value of a 30-acre parcel of land in Haliimaile, Hawaii, that the Company contributed as an equity contribution to the BRE2 LLC joint venture. Beginning in 2023, and in conjunction with a board and executive leadership transition, the Company committed to reviewing its approximately 23,300 acres of land to increase its productive use and unlock value for its stockholders. In alignment with this direction, the Company entered into the joint venture to develop the 30-acre parcel of land to be sold into custom house lots. Consistent with the Company’s prior practices of reporting parcel sales as a land holding company, the $1.6 million was reported as operating revenue as a non-cash land transaction with consideration.

In subsequent discussions and correspondence with the SEC, the Company concluded that the $1.6 million land contribution originally classified as operating revenue within the Land Development and Sales business segment should have been reported as a gain on the derecognition of a land asset rather than operating revenue. This error was previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Based on an analysis of quantitative and qualitative factors in accordance with SEC Staff Accounting Bulletins 99, Materiality, the Company and the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of the Company initially concluded that the error was immaterial. On January 3, 2025, following receipt of a further comment letter, in which the SEC informed the Company it disagreed with its materiality conclusion, the Board, after discussions with senior management, Accuity LLP, the Company’s independent registered public accounts (“Accuity”), and outside counsel, concluded that the Company’s previously issued audited consolidated financial statements as of and for the fiscal year ended December 31, 2023, should no longer be relied upon as a result of the error in recognition of operating revenue described above. The reclassification from operating revenue to a non-operating gain does not affect the Company’s net loss, stockholders’ equity, basic or diluted earnings per share, cash flow or any non-GAAP financial measures used by the Company to measure performance, generate operating plans or make strategic decisions for the allocation of capital.  In addition, the error does not impact any of the Company’s quarterly financial statements reported on Forms 10-Q for any periods following December 31, 2023, and does not affect any loan covenant compliance.

The Company will correct the classification error by filing an amendment to the 2023 Form 10-K and restating the consolidated financial statements for the year ended December 31, 2023.

The Audit Committee, Board, and management have discussed with Accuity, the matters disclosed in this filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements regarding the Company’s plans to amend and restate the Company’s consolidated financial statements for the year ended, December 31, 2023. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise. You should evaluate all forward-looking statements made herein in the context of the risks and uncertainties disclosed in the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: January 10, 2025	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer